Exhibit 107
Calculation of Filing Fee Table
Form
S-8
(Form Type)
Intapp, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.001 per share	Rule 457(c) and Rule 457(h)	4,491,059 (1) (3)	$48.50	$217,816,361.50	$153.10 per $1,000,000	$33,347.69

Equity	Common Stock, par value $0.001 per share	Rule 457(c) and Rule 457(h)	898,211 (1)(4)	$48.50	$43,563,233.50	$153.10 per $1,000,000	$6,669.54

Total Offering Amounts					$261,379,595.00		$40,017.23

Total Fee Offsets					—	—	—

Net Fees Due							$40,017.23

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form
S-8
shall also cover any additional shares of Common Stock, par value $0.001 per share (“Common Stock”) of Intapp, Inc. (the “Company”) as may be offered or issued under the Intapp, Inc. 2021 Omnibus Incentive Plan (the “Omnibus Plan”) and the Intapp, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”, together with the Omnibus Plan, the “Plans”), resulting from any stock split, dividend, recapitalization or other similar transactions which results in an increase in the number of outstanding shares of Common Stock.

(2)
Estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low sales prices of the Common Stock as reported on The Nasdaq Global Select Market on July 3, 2025.

(3)
The Company is registering an additional 4,491,059 shares of Common Stock relating to the Omnibus Plan. Pursuant to General Instruction E to Form
S-8,
the fee set forth in the table above is only with respect to those additional shares.

(4)
The Company is registering an additional 898,211 shares of Common Stock for issuance relating to the ESPP. Pursuant to General Instruction E to Form
S-8,
the fee set forth in the table above is only with respect to those additional shares.